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                                                                    EXHIBIT 4.33

June 9, 1995

CXC Incorporated
450 Mamaronek Avenue
Harrison, New York 10528

Citicorp North America, Inc.,
   as Agent
200 South Wacker Drive
Chicago, Illinois 60606

Ladies and Gentlemen:

         Reference is made to the Lease Receivables Purchase and Contribution Agreement dated as of October 7, 1994 (the "Contribution Agreement;" capitalized terms used herein and not otherwise defined have the meanings set forth in the Contribution Agreement) between LDI Lease Receivables Funding Corp. (the "Transferor") and LDI Corporation (the "Originator") and to the Lease Receivables Transfer Agreement dated as of October 7, 1994 (the "Transfer Agreement") among the Transferor, CXC Incorporated (the "Transferee") and Citicorp North America, Inc., as Agent (the "Agent"). The Originator requests that certain provisions of the Contribution Agreement be waived as set forth below and that, in accordance with Section 5.03(1) of the Transfer Agreement, the Transferee and the Agent consent to such waiver.

         1. The provisions of Sections 5.04(b)(i), 5.04(b)(iii) and 5.04(b)(iv) of the Contribution Agreement, relating to Consolidated Tangible Net Worth, Income Available for Total Interest Expense and Income Available for Recourse Interest Expense, respectively, are hereby waived as at and for the fiscal quarter ended April 30, 1995.

         This waiver shall become effective when it has been signed by the Transferor, the Transferee and the Agent. This waiver may be executed in counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         Please indicate your agreement with the foregoing by executing this letter in the space provided below and returning a signed copy.

                                               Sincerely,
                                               LDI CORPORATION



                                               By:  Frank G. Skedel
                                                    Executive Vice President
                                                    and Chief Financial Officer


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CXC Incorporated
Citicorp North America, Inc.
June 9, 1995
Page 2


ACCEPTED AND AGREED:
LDI LEASE RECEIVABLES FUNDING CORP.

By: _____________________________________________
Title: __________________________________________

CXC INCORPORATED
By:  Citicorp North America, Inc.,
      as Attorney-in-Fact

By: _____________________________________________
Title: __________________________________________

CITICORP NORTH AMERICA, INC.,
    as Agent

By: _____________________________________________
Title: __________________________________________

ACKNOWLEDGED:
CAPITAL MARKETS ASSURANCE CORPORATION

By: _____________________________________________
Title: __________________________________________